To Our Shareholders
-------------------------------------------------------------------------------

Operating results for the quarter ended March 31, 2003 were essentially in line with our expectations. The weakness in our apartment markets that we reported to you in 2002 continued into 2003.

Revenue: Significant increases in both total and apartment revenue for the quarter were attributable to the acquisition of three apartment communities in 2002 and one apartment community in the first quarter of 2003. Apartment related income (apartment rental income plus income from apartment management and investment activities) accounted for 90.2% of total revenue in the first quarter of 2003 compared to 88.6% in 2002.

Apartments: The continued impact of over-building of apartments, strong single-family home sales and a sluggish economy was reflected in a decline in both average economic occupancy and average monthly revenue per occupied unit.

Apartment revenue increased by 18.7% in the first quarter of 2003 compared to 2002. Average economic occupancy for all apartments was 90.9% in the first quarter of 2003 compared to 92.3% in 2002. Average monthly revenue per occupied unit for all apartments was $732 in 2003 compared to $735 in 2002.

On a same units basis, apartment revenue decreased by 2.5% in the first quarter of 2003. For these units, average economic occupancy was 90.9% for the first quarter of 2003 compared to 92.3% in the first quarter of 2002. Average monthly revenue per occupied unit was $728 in the first quarter of 2003 compared to $735 in 2002.

Restaurants: Restaurant rental income in the first quarter of 2003 declined from 2002 by 0.6% to $1.0 million. The decrease was the result of the sale of one restaurant property late in the first quarter of 2003. Restaurant rental income for both 2003 and 2002 was the minimum rent. Same store sales at our restaurant properties decreased by 4.7% in the first quarter of 2003 compared to 2002.

Other Income: Management fee income for the first quarter of 2003 decreased to $227,000 from $294,000 in 2002. This decrease is attributable to our acquisition of two previously managed properties in May 2002, as well as the termination of management contracts for several smaller properties in the first quarter of 2003.

Expenses: While increases in both total and apartment operating expenses were primarily attributable to the acquisition of three apartment communities in 2002 and one community in the first quarter of 2003, these increases also reflected a more general increase in operating expenses; most notably in the areas of property insurance, utilities and service compensation.

For the first quarter of 2003, apartment operations expense for all apartments, including the four new properties, increased by 29% as compared to 2002. On a same units basis, apartment operations expense increased by 6.9%.

Funds From Operations: Funds from operations of the operating partnership for the first quarter of 2003 decreased to $2.4 million from $2.5 million in the first quarter of 2002. FFO per diluted share was $0.31 per share compared to $0.34 per share in 2002.

Net Income: Net income available to common shareholders for the first quarter of 2003 was $146,000 compared to $493,000 in 2002. On a diluted basis, net income was $0.00 per common share for the first quarter of 2003 compared to $0.07 per common share in 2002.

Outlook: We remain committed to our markets and our focus on middle-market apartments and believe that our investment strategy will prove itself over the long term. However, you should be aware that this is a very difficult time in which to operate apartment communities. The lowest interest rates in decades have led to near record levels of single-family home purchases by individuals who traditionally would have been apartment residents. Simultaneously, an anemic economy has resulted in extensive job losses. When you compound these two factors with the uncertainty caused by the threat of terrorism; war; expanding deficits at the federal, state and local levels; impending property tax increases; and skyrocketing insurance costs, it is very difficult to form a clear vision of the near-term future.

In this environment, we believe the best way to achieve our long-term objectives is to focus our attention on the day-to-day operations of our apartment communities with the goal of maximizing the short-term performance, while maintaining and enhancing the long-term potential of our apartments properties. We will also continue to seek opportunities to add to and improve the size and quality of our apartment portfolio.

As you are aware, in January 2003 we announced we were reducing our quarterly dividend to $0.25 per share. While this was not pleasant, we felt that, given the current operating environment and the uncertain near-term outlook, a reduction in dividend was necessary. You should not view this decision as a sign that we have changed our philosophy concerning the dividend, for we remain committed to paying the highest dividend that is reasonably prudent.

Should you have questions or comments, please feel free to contact Philip Payne at (704) 944-0100.

Sincerely,

B. Mayo Boddie             D. Scott Wilkerson                 Philip S. Payne
Chairman          President and CEO         Executive Vice President and CFO

BNP Residential Properties, Inc.
Condensed Consolidated Balance Sheets

                                                                                     March 31          December 31
                                                                                       2003               2002
                                                                                   (Unaudited)
------------------------------------------------------------------------------- ------------------- ------------------
Assets
Real estate investments at cost:
   Apartment properties                                                            $282,065,826        $275,712,863
   Restaurant properties                                                             38,335,989          39,158,921
------------------------------------------------------------------------------- ------------------- ------------------
                                                                                    320,401,815         314,871,784
   Less accumulated depreciation                                                    (51,525,579)        (49,448,825)
------------------------------------------------------------------------------- ------------------- ------------------
                                                                                    268,876,236         265,422,959
Cash and cash equivalents                                                               413,784             884,316
Other current assets                                                                  3,986,590           3,024,683
Notes receivable, net                                                                   100,000             100,000
Intangible related to acquisition of management operations, net                       1,115,088           1,115,088
Deferred financing costs, net                                                         1,195,607           1,175,684
------------------------------------------------------------------------------- ------------------- ------------------
      Total assets                                                                 $275,687,305        $271,722,730
=============================================================================== =================== ==================

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                                              $216,719,555        $211,584,935
Accounts payable and accrued expenses                                                 1,876,298           1,272,451
Deferred revenue and security deposits                                                1,297,463           1,313,239
Deferred credit for defeasance of interest, net                                         291,712             333,376
------------------------------------------------------------------------------- ------------------- ------------------
      Total liabilities                                                             220,185,028         214,504,001
Minority interest in Operating Partnership                                           17,491,876          17,947,493
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares authorized, 454,545 shares issued and outstanding at March 31, 2003,
      And December 31, 2002                                                           5,000,000           5,000,000
   Common stock, $.01 par value, 100,000,000 shares authorized,
      5,848,652 shares issued and outstanding at March 31, 2003,
      5,831,077 shares issued and outstanding at December 31, 2002                       58,487              58,311
   Additional paid-in capital                                                        70,901,667          70,724,671
   Dividends distributed in excess of net income                                    (37,949,753)        (36,511,746)
------------------------------------------------------------------------------- ------------------- ------------------
      Total shareholders' equity                                                     38,010,401          39,271,236
------------------------------------------------------------------------------- ------------------- ------------------
      Total liabilities and shareholders' equity                                   $275,687,305        $271,722,730
=============================================================================== =================== ==================


                        BNP Residential Properties, Inc.
           Highlights of Consolidated Income and Funds from Operations
                                   (Unaudited)


                                                                                            Three months ended
                                                                                                 March 31
                                                                                           2003             2002
                                                                                                        (Adjusted*)
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Revenues
Apartment rental income                                                                  $8,886,284       $7,489,296
Restaurant rental income                                                                    999,326        1,005,319
Interest and other income                                                                   357,170          331,387
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
                                                                                         10,242,780        8,826,002
Expenses
Apartment operations and administration                                                   3,800,957        3,017,710
Corporate administration                                                                    687,065          593,394
Depreciation and amortization                                                             2,406,289        1,994,459
Interest                                                                                  3,196,056        2,504,997
Write-off of unamortized loan costs at refinance                                                  -           95,032
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
                                                                                         10,090,367        8,205,592
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Income before minority interest                                                             152,413          620,410
Minority interest in Operating Partnership                                                    6,623          127,835
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Net income                                                                                  145,790          492,575
Cumulative preferred dividend                                                               125,000           61,644
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Income available to
   common shareholders                                                                   $   20,790       $  430,931
==================================================== =============== ================ ================ ===============

Income before minority interest                                                          $  152,413       $  620,410
less cumulative preferred dividend                                                         (125,000)         (61,644)
Add depreciation                                                                          2,333,318        1,946,534
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Funds from operations                                                                    $2,360,731       $2,505,300
==================================================== =============== ================ ================ ===============

Per share data (diluted):
   Net income                                                                                 $0.02            $0.08
   Income available to
      common shareholders                                                                      0.00             0.07
   Funds from operations                                                                       0.31             0.34
Weighted average common
   shares outstanding                                                                     5,839,474        5,754,918
Weighted average Operating
   Partnership minority units
   outstanding                                                                            1,844,264        1,703,981
==================================================== =============== ================ ================ ===============



                         Notes to Financial Information

 * Effective January 1, 2003, in accordance with current accounting guidance under FAS 145, we reflect gains and losses on extinguishment of debt as part of income from continuing operations, rather than as extraordinary items as previously required. We have reclassified the 2002 comparative amounts to conform to the 2003 presentation. While conforming to FAS 145 presentation has no impact on net income, it reduces income before minority interest and minority interest amounts and eliminates extraordinary items as previously reported.

(1) We have provided summary information in this report. We included complete financial statements in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Our independent accountants have not audited this summary information, except for the balance sheet at December 31, 2002. We derived the amounts in the balance sheet at December 31, 2002, from the audited financial statements included in our 2002 Annual Report.

(2) We consider funds from operations (frequently referred to as FFO) to be an appropriate measure of the performance of an equity real estate investment trust. FFO is generally defined as net income plus certain non-cash items, primarily depreciation. It is intended to be a supplemental measure of REIT operating performance that excludes historical cost depreciation from - or "adds back" to - GAAP net income. You should not consider FFO to be an alternative to net income as an indication of the Company's performance, or to cash flow as a measure of liquidity.

                              Corporate Information
-------------------------------------------------------------------------------
BNP Residential Properties, Inc. is a self-administered and self-managed real estate investment trust that operates apartment communities in North Carolina, South Carolina and Virginia. We own and operate 19 apartment communities containing 4,571 apartments. We also manage 9 other communities containing 2,349 units for third parties. In addition, we own 41properties that we lease on a triple net basis to a restaurant operator.

Corporate Headquarters
BNP Residential Properties, Inc.
301 South College Street, Suite 3850
Charlotte, NC  28202-6024
Telephone (704) 944-0100
Facsimile (704) 944-2039

Directors
B. Mayo Boddie, Chairman
D. Scott Wilkerson, President and CEO
Philip S. Payne, Executive Vice President, Treasurer and CFO
Stephen R. Blank
Paul G. Chrysson
W. Michael Gilley
Peter J. Weidhorn

Transfer Agent and Registrar
Wachovia Bank, N. A.
Equity Services NC-1153
1525 West W.T. Harris Blvd., 3C3
Charlotte, NC  28288-1153
Telephone (800) 829-8432

Dividend Reinvestment and Stock Purchase Plan
Shareholders may automatically reinvest their dividends in additional common stock of BNP Residential Properties through the Dividend Reinvestment Plan, which also provides for additional share purchase through cash contributions. For additional information, please contact Wachovia Bank, N. A. or Andrea Burris at our corporate offices.

Trading Information
The common shares of BNP Residential Properties, Inc. are traded on the American Stock Exchange under the symbol "BNP".

Additional Information
Shareholders, analysts and others seeking information about BNP Residential Properties, Inc. are invited to contact Philip Payne or Andrea Burris at our corporate offices. You may e-mail information requests to investor.relations@bnp-residential.com. You may also visit our website at www.bnp-residential.com.

Copies of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission will be provided without charge upon written request to Andrea Burris at our corporate offices.

BNP Residential Properties, Inc. is a member of the National Association of Real Estate Investment Trusts and the National Multi-Housing Council.

Forward Looking Statement Disclosure

This report includes forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including the consummation, and timing or, pending acquisitions and those factors identified in the Company's annual report of Form 10-K for the year ending December 31, 2002.